EXHIBIT 99.1
For Immediate Release
April 11, 2024
Carlyle Secured Lending, Inc. Schedules Earnings Release and Quarterly Earnings Call to Discuss its First Quarter Ended March 31, 2024 Financial Results
New York – Carlyle Secured Lending, Inc. (“Carlyle Secured Lending”) (NASDAQ: CGBD) will host a conference call at 11:00 a.m. EST on Wednesday, May 8, 2024 to announce its first quarter ended March 31, 2024 financial results. A news release containing the quarterly results will be issued after market close on Tuesday, May 7, 2024.
The conference call will be available via public webcast via a link on Carlyle Secured Lending’s website at carlylesecuredlending.com and will also be available on the website soon after the call’s completion.
About Carlyle Secured Lending, Inc.
Carlyle Secured Lending, Inc. is a publicly traded (NASDAQ: CGBD) business development company (“BDC”) which began investing in 2013. The Company focuses on providing directly originated, financing solutions across the capital structure, with a focus on senior secured lending to middle-market companies primarily located in the United States. Carlyle Secured Lending is externally managed by Carlyle Global Credit Investment Management L.L.C., an SEC-registered investment adviser and wholly owned subsidiary of Carlyle.
Web: carlylesecuredlending.com
About Carlyle
Carlyle (“Carlyle,” or the “Adviser”) (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across three business segments: Global Private Equity, Global Credit and Global Investment Solutions. With $426 billion of assets under management as of December 31, 2023, Carlyle’s purpose is to invest wisely and create value on behalf of its investors, portfolio companies and the communities in which we live and invest. Carlyle employs more than 2,200 people in 28 offices across four continents. Further information is available at www.carlyle.com. Follow Carlyle on LinkedIn and X.
Contacts:

Investors:	Media:
Daniel Hahn	Kristen Greco Ashton
+1-212-813-4928	+1-212-813-4763
publicinvestor@carlylesecuredlending.com	kristen.ashton@carlyle.com